EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Fourth Quarter and Full Year 2015 Results
Houston, Texas - February 19, 2016 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.6 million, or $0.02 per common share, for the three months ended December 31, 2015, compared to $4.6 million, or $0.02 per common share, for the same period in 2014. For the twelve months ended December 31, 2015, Cheniere Partners Holdings reported net income of $18.2 million, or $0.08 per common share, compared to net income of $18.1 million, or $0.08 per common share, during the corresponding period in 2014. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of December 31, 2015.
Sabine Pass Liquefaction Project Update
Cheniere Partners is developing and constructing natural gas liquefaction facilities (the “Sabine Pass Liquefaction Project”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities through its wholly owned subsidiary, Sabine Pass Liquefaction, LLC.
Cheniere Partners continues to make progress on its Sabine Pass Liquefaction Project, which is being developed for up to six natural gas liquefaction trains (“Trains”), each with an expected nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”) of LNG.
The Trains are in various stages of development, with construction of the first Train complete and the commissioning process underway. Train 1 has begun producing LNG, and the first LNG commissioning cargo is expected to be exported late February / March. Commissioning for Train 2 is expected to commence in the upcoming months. The remaining Trains are expected to commence commissioning on a staggered basis thereafter.

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Construction on Trains 1 and 2 began in August 2012, and as of December 31, 2015, the overall project completion percentage for Trains 1 and 2 was approximately 97.4%, which is ahead of the contractual schedule. Based on the recently updated construction and commissioning schedule, Cheniere Partners expects to export the first LNG commissioning cargo in late February or March 2016.

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Construction on Trains 3 and 4 began in May 2013, and as of December 31, 2015, the overall project completion percentage for Trains 3 and 4 was approximately 79.5%, which is ahead of the contractual schedule. Cheniere Partners expects Trains 3 and 4 to become operational in 2017.

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Construction on Train 5 began in June 2015, and as of December 31, 2015, the overall project completion percentage for Train 5 was approximately 14.9%, which is ahead of the contractual schedule. Engineering, procurement and construction were approximately 41.9%, 20.5% and 0.1% complete, respectively. Cheniere Partners expects Train 5 to become operational in 2019.

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Train 6 is currently under development, with all necessary regulatory approvals in place. Cheniere Partners expects to make a final investment decision and commence construction on Train 6 upon, among other things, entering into acceptable commercial arrangements and obtaining adequate financing.

Sabine Pass Liquefaction Project Timeline

Target Date
Milestone	Trains 1 - 5	Train 6
DOE export authorization	Received	Received
Definitive commercial agreements	Completed 19.75 mtpa	2016/2017
- BG Gulf Coast LNG, LLC	5.5 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS	3.5 mtpa
- GAIL (India) Ltd.	3.5 mtpa
- Total Gas & Power N.A.	2.0 mtpa
- Centrica plc	1.75 mtpa
EPC contracts	Completed	2016/2017
Financing	Completed	2016/2017
FERC authorization	Completed	Completed
Issue Notice to Proceed	Completed	2016/2017
Commence operations	2016 - 2019	2019/2020

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.
On February 9, 2016 we announced that our Board of Directors declared a quarterly cash dividend of $0.020 per common share representing limited liability company interests in Cheniere Partners Holdings. The dividend will be payable on February 29, 2016 to shareholders of record as of the close of business on February 19, 2016.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, is developing up to six Trains with an expected aggregate nominal production capacity of approximately 27 mtpa. Cheniere Partners currently has under construction five Trains with an expected aggregate nominal production capacity of approximately 22.5 mtpa.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Equity income from investment in Cheniere Partners	$5,085	$5,085	$20,338	$20,338

Expenses
General and administrative expense	275	266	1,150	1,182
General and administrative expense—affiliate	254	254	1,015	1,015
Total expenses	529	520	2,165	2,197

Net income	$4,556	$4,565	$18,173	$18,141

Net income per common share—basic and diluted	$0.02	$0.02	$0.08	$0.08

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.020	$0.019	$0.079	$0.074

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$917	$1,261
Accounts receivable	157	114
Other current assets	26	21
Total current assets	1,100	1,396

Other non-current assets	95	157
Total assets	$1,195	$1,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$106	$248
Accrued liabilities—affiliate	6	91
Total current liabilities	112	339

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at December 31, 2015 and 2014	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at December 31, 2015 and 2014	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,091)	(391,960)
Total shareholders’ equity	1,083	1,214
Total liabilities and shareholders’ equity	$1,195	$1,553

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Katy Cox: 713-375-5079
Media: Faith Parker: 713-375-5663